UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive additional materials

☐	Soliciting material under Rule 14a-12

ROCK-TENN COMPANY

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

+

C 1234567890

MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661

IMPORTANT ANNUAL SHAREHOLDERS’ MEETING
INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

Rock-Tenn Company Shareholders’ Meeting to be Held on January 30, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online, by telephone or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at:

www.envisionreports.com/RKT

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/RKT to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before January 20, 2009 to facilitate timely delivery.

■		C O Y	+
<STOCK#>	00ZEGG

Shareholder Meeting Notice

Rock-Tenn Company’s Annual Meeting of Shareholders will be held on January 30, 2009 at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	To elect four directors:

1 - John D. Hopkins

2 - James A. Rubright

3 - Bettina M. Whyte

4 - James E. Young

2.	To adopt and approve an amendment to the Rock-Tenn Company 2004 Incentive Stock Plan to increase by 1,200,000 the number of shares of Rock-Tenn Company Class A Common Stock available for equity awards under the plan, to add to the plan cash bonus incentives as awards that can be granted as alternatives to stock grants or stock unit grants, and to add additional performance goals to the plan that can be used as conditions to performance-based compensation awards granted pursuant to the plan.

3.	To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of Rock-Tenn Company.

4.	To transact any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card.

Meeting Directions:

For directions to the Annual Meeting of Shareholders of Rock-Tenn Company, please call Investor Relations at 678-291-7900 or 770-448-2193.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

→	Internet – Go to www.envisionreports.com/RKT. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send email to investorvote@computershare.com with “Proxy Materials RockTenn” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by January 20, 2009.

00ZEGG